AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1998
                                                     REGISTRATION NO. 333-63247
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                               ---------------------
                     POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                                         TO
                                      FORM S-4
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                               ---------------------
                               WELLS FARGO & COMPANY
                     (FORMERLY NAMED NORWEST CORPORATION)
               (Exact name of registrant as specified in its charter)

      DELAWARE                       6711                   41-0449260
  (State or other             (Primary Standard          (I.R.S. Employer
  jurisdiction of         Industrial Classification     Identification No.)
  incorporation or               Code Number)

                               420 MONTGOMERY STREET
                          SAN FRANCISCO, CALIFORNIA 94163
                                    415-477-1000
                (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)

                               ---------------------
                                 STANLEY S. STROUP
                    EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               WELLS FARGO & COMPANY
                                SIXTH AND MARQUETTE
                         MINNEAPOLIS, MINNESOTA  55479-1026
                                    612-667-8858
                 (Name, address, including zip code, and telephone
                 number, including area code, of agent for service)

                               ---------------------
                  WELLS FARGO & COMPANY 1982 EQUITY INCENTIVE PLAN WELLS FARGO & COMPANY 1987 DIRECTOR OPTION PLAN WELLS FARGO & COMPANY 1990 EQUITY INCENTIVE PLAN
                  WELLS FARGO & COMPANY 1990 DIRECTOR OPTION PLAN
                   WELLS FARGO & COMPANY LONG TERM INCENTIVE PLAN
                FIRST INTERSTATE BANCORP 1983 PERFORMANCE STOCK PLAN
                FIRST INTERSTATE BANCORP 1988 PERFORMANCE STOCK PLAN
                 FIRST INTERSTATE BANCORP 1991 DIRECTOR OPTION PLAN
                FIRST INTERSTATE BANCORP 1991 PERFORMANCE STOCK PLAN
              WELLS FARGO & COMPANY 1996 EMPLOYEE STOCK PURCHASE PLAN
                               (Full titles of plans)

                               ---------------------
     This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers shares of the common stock, $1-2/3 par value, and associated preferred stock purchase rights (together with such rights, the "Shares"), of Wells Fargo & Company, formerly named Norwest Corporation (the "Registrant"), that may be issued by the Registrant under the plans listed above. The plans were assumed by WFC Holdings Corporation, a wholly-owned subsidiary of the Registrant, as a result of the merger on November 2, 1998 of the former Wells Fargo & Company with WFC Holdings Corporation. The Registrant originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on September 11, 1998 (File No. 333-63247). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 1-2979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference: (i) annual report on Form 10-K for the year ended December 31, 1997; (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (iii) current reports on Form 8-K filed January 22, 1998, April 20, 1998, April 22, 1998, June 8, 1998, June 9, 1998,
June 12, 1998, June 18, 1998, July 22, 1998, August 5, 1998, October 21, 1998
and October 22, 1998; (iv) current report on Form 8-K filed October 13, 1997 containing a description of the Common Stock; and (v) registration statement on Form 8-A dated December 6, 1988, as amended pursuant to Form 8-A/A dated October 14, 1997, relating to preferred stock purchase rights attached to shares of Common Stock.

          All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The consolidated financial statements of the Registrant and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the Registrant's annual report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

          The legality of the shares of Common Stock to which this Registration Statement relates has been passed upon by Stanley S. Stroup, Executive Vice President and General Counsel of the Registrant. Mr. Stroup beneficially owns shares of Common Stock and options to purchase additional shares of Common Stock. As of the date of this Registration Statement, the number of shares Mr. Stroup owns or has the right to acquire upon exercise of his options is, in the aggregate, less than 0.1% of the outstanding shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the Registrant provides for broad indemnification of directors and officers. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON NOVEMBER 5, 1998.

                                   WELLS FARGO & COMPANY

                                   By:  /s/ Richard M. Kovacevich
                                        -------------------------
                                            Richard M. Kovacevich
                                        President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON NOVEMBER 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES
INDICATED:


     /s/ Richard M. Kovacevich          President and Chief Executive Officer
-----------------------------------
     Richard M. Kovacevich              (Principal Executive Officer)


     /s/ Rodney L. Jacobs               Vice Chairman and Chief
-----------------------------------
     Rodney L. Jacobs                   Financial Officer
                                        (Principal Financial Officer)

     /s/ Les L. Quock                   Controller
-----------------------------------
     Les L. Quock                       (Principal Accounting Officer)

LES BILLER                 )
J.A. BLANCHARD III         )
DAVID A. CHRISTENSEN       )
SUSAN E. ENGEL             )
PAUL HAZEN                 )
WILLIAM A. HODDER          )
RODNEY L. JACOBS           )
REATHA CLARK KING          )                 A majority of the
RICHARD M. KOVACEVICH      )                 Board of Directors*
RICHARD D. McCORMICK       )
CYNTHIA H. MILLIGAN        )
BENJAMIN F. MONTOYA        )
IAN M. ROLLAND             )
MICHAEL W. WRIGHT          )

----------------------------
*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                   /s/ Richard M. Kovacevich
                                   -----------------------------------
                                   Richard M. Kovacevich
                                   Attorney-in-Fact

                                 INDEX TO EXHIBITS

 Exhibit                                                         Form of
 Number    Description                                            Filing
 ------    -----------                                            ------
 5         Opinion of General Counsel of Wells Fargo &
           Company Corporation.*

 23.1      Consent of General Counsel of Wells Fargo &
           Company (included as part of Exhibit 5).

 23.2      Consent of KPMG Peat Marwick LLP.             Electronic Transmission

 24.1      Power of Attorney for Paul Hazen.             Electronic Transmission

 24.2      Power of Attorney for Rodney L. Jacobs.       Electronic Transmission

 24.3      Powers of Attorney for other directors.*

 99.1      Wells Fargo & Company 1982 Equity Incentive
           Plan (incorporated by reference to Exhibit
           10(g) to the former Wells Fargo & Company's
           Form 10-K for the year ended December 31,
           1993).

 99.2      Wells Fargo & Company 1987 Director Option
           Plan (incorporated by reference to Exhibit
           A to the former Wells Fargo & Company's
           Proxy Statement filed March 10, 1995 and to
           Exhibit 10 of the former Wells Fargo &
           Company's Form 10-Q filed November 13,
           1997).

 99.3      Wells Fargo & Company 1990 Equity Incentive
           Plan (incorporated by reference to Exhibit
           10(f) of the former Wells Fargo & Company's
           Form 10-K for the year ended December 31,
           1995).

 99.4      Wells Fargo & Company 1990 Director Option
           Plan (incorporated by reference to Exhibit
           10(c) of the former Wells Fargo & Company's
           Form 10-K for the year ended December 31,
           1997).

 99.5      Wells Fargo Long-Term Incentive Plan
           (incorporated by reference to Exhibit A to the former Wells Fargo & Company's Proxy
           Statement filed March 14, 1994).



 99.6      First Interstate Bancorp 1988 Performance
           Stock Plan (incorporated by reference to First Interstate Bancorp's Registration
           Statement on Form S-8, file no. 033-23404, and to the former Wells Fargo & Company's
           Post-Effective Amendment No. 1 on Form S-8 filed on April 2, 1996, file no. 033-
           64575).

 99.7      First Interstate Bancorp 1983 Performance
           Stock Plan (incorporated by reference to First Interstate Bancorp's Registration
           Statement on Form S-8, file no. 2-82812, and to the former Wells Fargo & Company's
           Post-Effective Amendment No. 1 on Form S-8 filed on April 2, 1996, file no. 033-
           64575).

 99.8      First Interstate Bancorp 1991 Director
           Option Plan (incorporated by reference to First Interstate Bancorp's Registration
           Statement on Form S-8, file no. 033-37299, and to the former Wells Fargo & Company's
           Post-Effective Amendment No. 1 on Form S-8 filed on April 2, 1996, file no. 033-
           64575).

 99.9      First Interstate Bancorp 1991 Performance
           Stock Plan (incorporated by reference to First Interstate Bancorp's Registration
           Statement on Form S-8, file no. 033-38903, and to the former Wells Fargo & Company's
           Post-Effective Amendment No. 1 on Form S-8 filed on April 2, 1996, file no. 033-
           64575).

 99.10     Wells Fargo & Company Employee Stock          Electronic Transmission
           Purchase Plan

----------------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 to which this Post-Effective Amendment No. 1 relates.